As filed with the Securities and Exchange Commission on January 30, 2007
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Brocade Communications Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, California 95110
(Address, including zip code of Registrant’s principal executive offices)

2004 McDATA Inducement Equity Grant Plan
McDATA Services Corporation 2002 Stock Award Plan
2001 McDATA Equity Incentive Plan
Inrange Technologies Corporation 2000 Stock Compensation Plan
McDATA Services Corporation 1999 Non-Qualified Stock Award Plan
McDATA Services Corporation 1992 Stock Award Plan
(Full title of the plan)

Michael Klayko
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, California 95110
(408) 333-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin, Esq. Bradley L. Finkelstein, Esq. Wilson, Sonsini, Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Tyler Wall, Esq. Brocade Communications Systems, Inc. 1745 Technology Drive San Jose, California 95110 (408) 333-8000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share (2)	Price (2)	Fee (2)
Common Stock $0.001 par value per share, 2004 McDATA Inducement Equity Grant Plan	255,000	$3.56	$907,800	$97.13
Common Stock $0.001 par value per share, McDATA Services Corporation 2002 Stock Award Plan	489,766	$5.05	$2,473,318.30	$264.65
Common Stock $0.001 par value per share, 2001 McDATA Equity Incentive Plan	13,252,408	$12.24	$162,209,473.90	$17,356.41
Common Stock $0.001 par value per share, Inrange Technologies Corporation 2000 Stock Compensation Plan	952,549	$24.58	$23,413,654.42	$2,505.26
Common Stock $0.001 par value per share, McDATA Services Corporation 1999 Non-Qualified Stock Award Plan	1,678,051	$9.27	$15,555,532.77	$1,664.44
Common Stock $0.001 par value per share, McDATA Services Corporation 1992 Stock Award Plan	2,388,389	$8.36	$19,966,932.04	$2,136.46
Total	19,016,163		$224,526,711.43	$24,024.35

(1)	Plus such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the plans.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the weighted average exercise price for outstanding options granted pursuant to the respective plan.

PART I
          The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:
          (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 28, 2006 filed with the Commission on January 9, 2007;
          (b) The Registrant’s Current Reports on Form 8-K filed January 24, 2007, November 30, 2006 and November 24, 2006; and
          (c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated March 19, 1999, and any further amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.
          For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.

Item 6. Indemnification of Directors and Officers.
          Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”
     The Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.
     The Registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.
     The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
          Not Applicable.
Item 8. Exhibits.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	2004 McDATA Inducement Equity Grant Plan (incorporated by reference to McDATA Corporation’s Form 10-Q filed on June 7, 2004).

99.2	McDATA Services Corporation 2002 Stock Award Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).

99.3	2001 McDATA Equity Incentive Plan (incorporated by reference to McDATA Corporation’s Schedule 14A filed on September 8, 2004).

99.4	Inrange Technologies Corporation 2000 Stock Compensation Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).

99.5	McDATA Services Corporation 1999 Non-Qualified Stock Award Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).

99.6	McDATA Services Corporation 1992 Stock Award Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on January 28, 2007.

BROCADE COMMUNICATIONS SYSTEMS, INC.
By:	/s/ Michael Klayko
Michael Klayko
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Klayko and Richard Deranleau, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective statements), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Michael Klayko Michael Klayko	Chief Executive Officer (Principal Executive Officer and Director)	January 28, 2007
/s/ Richard Deranleau Richard Deranleau	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	January 30, 2007
David L. House	Chairman of the Board of Directors
/s/ L. William Krause L. William Krause	Director	January 27, 2007
/s/ Neal Dempsey Neal Dempsey	Director	January 28, 2007
Glenn Jones	Director

Signature	Title	Date
/s/ Michael J. Rose Michael J. Rose	Director	January 28, 2007
/s/ Sanjay Vaswani Sanjay Vaswani	Director	January 29, 2007
/s/ Robert Walker Robert Walker	Director	January 28, 2007
/s/ Renato A. DiPentima Renato A. DiPentima	Director	January 29, 2007
/s/ John Gerdelman John Gerdelman	Director	January 27, 2007

EXHIBIT INDEX

Exhibit
Number	Document Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	2004 McDATA Inducement Equity Grant Plan (incorporated by reference to McDATA Corporation’s Form 10-Q filed on June 7, 2004).

99.2	McDATA Services Corporation 2002 Stock Award Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).

99.3	2001 McDATA Equity Incentive Plan (incorporated by reference to McDATA Corporation’s Schedule 14A filed on September 8, 2004).

99.4	Inrange Technologies Corporation 2000 Stock Compensation Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).

99.5	McDATA Services Corporation 1999 Non-Qualified Stock Award Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).

99.6	McDATA Services Corporation 1992 Stock Award Plan (incorporated by reference to McDATA Corporation’s Form S-8 filed on July 29, 2005).